FORM **BCA 5.10/5.20** (rev. Dec. 2003)
STATEMENT OF CHANGE OF REGISTERED AGENT AND/OR REGISTERED OFFICE
Business Corporation Act

Jesse White, Secretary of State
Department of Business Services
501 S. Second St., Rm. 328
Springfield, IL 62756
217-782-7808
www.cyberdriveillinois.com

Remit payment in the form of a check or money order payable to Secretary of State.

FILED
DEC 2 2013
JESSE WHITE
SECRETARY OF STATE

File #6124519 7   Filing Fee: $25   Approved: [signature]

Submit in duplicate — Type or Print clearly in black ink — Do not write above this line

1. Corporate Name: Illinois Power Fuels and Services Company

2. State or Country of Incorporation: Illinois

3. Name and Address of Registered Agent and Registered Office as they appear on the records of the Office of the Secretary of State (before change):

	First Name / Number / City	Middle Name / Street / ZIP Code	Last Name / Suite # (P.O. Box alone is unacceptable) / County
Registered Agent:	JEFFREY	D	Vance
Registered Office:	607 East Adams St		
	Springfield	62736	Sangamon

4. Name and Address of Registered Agent and Registered Office shall be (after all changes herein reported):

	First Name / Number / City	Middle Name / Street / ZIP Code	Last Name / Suite # (P.O. Box alone is unacceptable) / County
Registered Agent:	Capitol Corporate Services, Inc.		
Registered Office:	1315	W. Lawrence Avenue	
	Springfield	62704	Sangamon

5. The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

6. The above change was authorized by: ("X" one box only)
   a. ☑ Resolution duly adopted by the board of directors. **(See Note 4 on reverse.)**
   b. ☐ Action of the registered agent. **(See Note 5 on reverse.)**

SEE REVERSE FOR SIGNATURE(S).

7. **If authorized by the board of directors, sign here. (See Note 4 below.)**
The undersigned corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated December 2, , 2013 Illinois Power Fuels and Services Company
Month & Day Year Exact Name of Corporation

Any Authorized Officer's Signature

Kelly D. Tlachac, Corporate Secretary
Name and Title (type or print)

If change of registered office by registered agent, sign here. (See Note 5 below.)
The undersigned, under penalties of perjury, affirms that the facts stated herein are true and correct.

Dated ______________________, ______ ______________________________
Month & Day Year Signature of Registered Agent of Record

____
Name (type or print)
If Registered Agent is a corporation,
Name and Title of officer who is signing on its behalf.

NOTES

1. The registered office may, but need not be, the same as the principal office of the corporation. However, the registered office and the office address of the registered agent must be the same.
2. The registered office must include a street or road address (P.O. Box alone is unacceptable).
3. A corporation cannot act as its own registered agent.
4. Any change of registered agent must be by resolution adopted by the board of directors. This statement must be signed by a duly authorized officer.
5. The registered agent may report a change of the registered office of the corporation for which he/she is a registered agent. When the agent reports such a change, this statement must be signed by the registered agent. If a corporation is acting as the registered agent, a duly authorized officer of such corporation must sign this statement.